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                      PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                               Columbus, OH 43215
                           Telephone: (614) 227-2000
                           Fax:       (614) 227-2100


                                                                       Exhibit 5



                                 March 16, 2000


CheckFree Holdings Corporation
4411 East Jones Bridge Road
Norcross, Georgia  30092

Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by CheckFree Holdings Corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 3,205,128 shares of the Company's common stock, $.01 par value (the "Shares"), to be issued in connection with the proposed merger (the "Merger") of CheckFree Acquisition Corporation IV, a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition"), with and into BlueGill Technologies, Inc., a Delaware corporation ("BlueGill"), which will, at the time of the consummation of the Merger, be a wholly owned subsidiary of the Company, we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of December 20, 1999, among the Company, Acquisition and BlueGill (the "Merger Agreement"), the Company's Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Agreement by the BlueGill stockholders;

         (b) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale;

         (c) upon the "Effective Time," as defined in the Merger Agreement;

the Shares, when issued and delivered as provided in the Merger Agreement in accordance with the resolutions heretofore adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.



                                         Very truly yours,

                                         /s/ Porter, Wright, Morris & Arthur LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP